UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2020
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices)
+353 1 438-1700
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
Floating Rate Notes due 2021	MDT/21	New York Stock Exchange
0.000% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.000% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Medtronic today announced that it is implementing a new operating model designed to make the company a more nimble and competitive organization focused on accelerating innovation, enhancing the customer experience, driving revenue growth, and winning market share, while at the same time more efficiently and effectively leveraging its enterprise scale. This new operating model will simplify Medtronic’s organizational structure and accelerate decision-making and execution. These changes will be supported by incentives and rewards aligned to the operating model and its objectives.

Focused, Accountable, and Empowered Operating Units

Medtronic is reorganizing its current Groups to create highly focused, accountable, and empowered Operating Units (OUs), each formed from Medtronic’s existing businesses and organized around specific therapy areas. The OUs are designed to move the company even closer to its customers and to increase the agility, speed, and efficiency of the organization. Under the new operating model, OU leaders will have decision-making authority and full responsibility and accountability for their individual businesses and markets to fuel innovation, accelerate growth, and win in the marketplace. Specifically, OU leaders will have full P&L responsibility, control their own product development and clinical resources, and direct their own sales organizations in the company’s larger geographies.

Leveraging the Enterprise Scale, Expertise, and Resources

Medtronic is consolidating Operations at the enterprise level – including the company’s global manufacturing, supply chain and facilities – to provide greater service to the new, empowered OUs and better leverage the company’s enterprise scale to realize greater efficiencies and capitalize on its global reach.

Medtronic will also establish Technology Development Centers (TDCs) in areas where the company has deep core technology competencies that are leveraged by multiple OUs. While R&D resources will be primarily embedded within the OUs, TDCs will focus on continuous development and efficient sharing of advanced technologies and capabilities across OUs to accelerate innovation and supplement product development efforts.

In larger geographies around the world, Medtronic’s regions will help coordinate sales activity with the company’s largest customers across OUs. And, in smaller geographies, including many emerging markets, Medtronic’s regions will form dedicated sales organizations that leverage the company’s scale, but move with the same agility as its smaller, local competitors.

Effective Date

The company will transition to this new model beginning in its fiscal third quarter and will be fully effective at the start of its fourth quarter of fiscal year 2021. The company is also currently assessing the impact of these changes to the external reporting of its segments and will provide an update, if changes are necessary, prior to the start of its fiscal fourth quarter.

Simplification Restructuring Program

As a result of these changes, the company is initiating a Simplification Restructuring Program, which is expected to incur total pre-tax costs of approximately $400 - $450 million, the majority to be recognized by the end of fiscal year 2022. The Program is expected to result in cost savings starting this fiscal year, with annualized ongoing cost savings of approximately $450 - $475 million realized by fiscal year 2023, designed to enable reinvestment to drive future revenue growth and to strengthen the company’s ability to deliver strong long-term earnings per share growth.

Upcoming Investor Day

Medtronic management plans to discuss its new operating model at its upcoming Investor Day, to be held virtually on October 14, 2020.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to, statements relating to expectations regarding anticipated costs, charges or benefits in connection with the Simplification Restructuring Program, any estimates of anticipated annual savings and allocation of expenses or charges, expectations regarding the Company’s long-term growth and efficiency, the efficacy or efficiency of any operational or management structures currently in place or which we may implement in the future, the impact COVID-19 has had and is expected to continue to have on our business, operations and production, as well as demand for our offerings, and on our employees, medical professional and the healthcare system, communities in which we operate, and our financial results and condition, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this Current Report on Form 8-K, including to reflect future events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

Date: September 1, 2020	By	/s/ Karen L. Parkhill
Karen L. Parkhill
Executive Vice President and Chief Financial Officer